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                                                                    EXHIBIT 10.6

                 AGREEMENT FOR SECOND EXTENSION AND AMENDMENT OF
                                 LOAN DOCUMENTS



         This Agreement for Second Extension and Amendment of Loan Documents is made on February 24, 1999, to be effective as of January 14, 1999, by and among Flotek Industries, Inc., an Alberta corporation ("Borrower"), Petrovalve International, Inc., an Alberta corporation, Petrovalve, Inc., a Delaware corporation, Turbeco, Inc., a Texas corporation, and USA Petrovalve, Inc., a Texas corporation (each a "Guarantor"), and TOSI, L. P., a Texas limited partnership ("Lender").

         WHEREAS, under and by virtue of that certain Promissory Note dated October 16, 1997, in the principal amount of SEVEN HUNDRED FIFTY THOUSAND AND NO/100 UNITED STATES DOLLARS (US$750,000.00), as extended and amended pursuant to that certain Agreement for Extension and Amendment of Loan Agreement, Promissory Note and Warrant among Borrower, Guarantors and Lender dated as of October 16, 1998 (the "First Amendment") (the "Note"), and that certain Convertible Loan Agreement dated as of October 16, 1997 between Borrower and Lender, as extended and amended pursuant to the First Amendment (the "Loan Agreement"), Borrower is indebted to Lender in the principal amount of the Note and accrued but unpaid interest thereon, as well as for certain other amounts as specified in the Loan Agreement, including without limitation the amounts specified in Section 4.05 thereof;

         WHEREAS, the Note matured on January 14, 1999 but to date remains unpaid;

         WHEREAS, contemporaneously herewith Borrower is borrowing $150,000 from Chisholm Energy Partners, L.L.C., a Texas limited liability company ("Chisholm Energy"), as evidenced by that certain Promissory Note made by Borrower in favor of Chisholm of even date herewith (as the same may be amended, modified, renewed, extended or rearranged, the "Chisholm Note") and, in connection therewith, is entering into various agreements with Chisholm Energy, including without limitation that certain Loan Agreement of even date herewith (as the same may, from time to time, be amended or supplemented, the "Chisholm Loan Agreement"), and is granting to Chisholm Energy options and warrants to purchase shares of Borrower's common stock; and

         WHEREAS, Borrower has requested that Lender extend the maturity date of the Note and Lender is willing to do so on the terms and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereby agree as follows:





Agreement for Second Extension and Amendment of Loan Documents
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SECTION 1.  NOTE.

         (a) The maturity date of the Note hereby is extended to the date that is one-hundred eighty (180) days from the date hereof, on which date the Note shall be due and payable in full; provided, however, that Lender may, in its sole discretion, extend the maturity date of the Note for an additional sixty
(60) days.

         (b) The Note hereby is amended by deleting the following sentence:

                  "Borrower may at any time pay the full amount of this Note without the payment of any premium, penalty or fee."

and replacing it with the following sentence:

                  "Borrower may not prepay this Note in whole or in part without in each instance Lender's specific prior written consent."

SECTION 2.  LOAN AGREEMENT.

         (a)  Each of the following shall constitute an Event of Default under
Section 6.01(c) of the Loan Agreement:

         (i) The failure by Borrower or by any Guarantor timely to comply with each of its covenants set forth in this Agreement; and

         (ii) The breach by Borrower or by any Guarantor of any of its representations or warranties set forth in this Agreement.

         (b)  The Loan Agreement hereby is amended by adding thereto a new
Section 5.11, as follows:

                  "Section 5.11. Harmonization with Chisholm Loan Agreement. The Borrower and the Lender acknowledge that the Borrower and Chisholm Energy Partners, L.L.C. have entered into a Loan Agreement dated as of February 24, 1999 (the "Chisholm Loan Agreement"). Notwithstanding anything in this Agreement or in the Chisholm Loan Agreement or in any other document or instrument entered into in connection therewith to the contrary, the Borrower and the Lender hereby agree as follows:

                  "(a) In the event that application of any provision of the Chisholm Loan Agreement would result in a right or benefit to Chisholm Energy (as defined therein) greater than the right or benefit that would result to the Lender from application of an analogous provision in this Agreement, then, without the necessity of any further action, this Agreement shall be deemed amended to provide the




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         Lender with the same right or benefit that would be available to
         Chisholm Energy from application of such provision of the Chisholm Loan Agreement; and

                  "(b) In the event that application of any provision of the Chisholm Loan Agreement would result in a right or benefit to Chisholm Energy and this Loan Agreement does not contain an analogous provision, then, without the necessity of any further action, this Loan Agreement shall be deemed amended to provide the Lender with the same right or benefit that would be available to Chisholm Energy from application of such provision of the Chisholm Loan Agreement."

SECTION 3.  WARRANT.

         (a) Each and every reference in the Warrant to "October 16, 1999" is hereby amended to read "February 1, 2009."

         (b) The Warrant hereby is amended by adding thereto a new Section 1(e), as follows:

                  "(e) In the event that, at the time of desired exercise, applicable restrictions of the Vancouver Stock Exchange do not permit the issuance of the Warrant Stock at the then-applicable Warrant Price, then, notwithstanding anything in this Warrant to the contrary, the Holder, at its election, may exercise this Warrant at the lowest price-per-share that will be in conformity with such restrictions."

         (c) The Warrant hereby is amended by adding thereto a new Section 12, as follows:

         "12.     Harmonization with Chisholm Warrant.

                  "The Company and the Holder acknowledge that the Company has issued a Warrant to Purchase Common Stock to Chisholm Energy Partners, L.L.C. expiring on February 1, 2009 (the "Chisholm Warrant"). Notwithstanding anything in this Warrant or in the Chisholm Warrant or in any other document or instrument entered into in connection therewith to the contrary, the Company and the Holder hereby agree as follows:

                           "(i) In the event that application of any provision
                  of the Chisholm Warrant (including without limitation the warrant exercise price) would result in a right or benefit to Chisholm Energy (as defined therein) greater than the right or benefit that would result to the Holder from application of an analogous provision in this Warrant, then, without the necessity of any further action, this Warrant (including without limitation the Warrant Price) shall be deemed amended to provide the Holder with the same right or benefit that would be available to Chisholm Energy from application of such provision of the Chisholm Warrant; and


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                           "(ii) In the event that application of any provision
                  of the Chisholm Warrant would result in a right or benefit to Chisholm Energy and this Warrant does not contain an analogous provision, then, without the necessity of any further action, this Warrant shall be deemed amended to provide the Holder with the same right or benefit that would be available to Chisholm Energy from application of such provision of the Chisholm Warrant."

SECTION 4.  GUARANTIES.

         (a) Each of the Guaranty Agreements respectively made by the Guarantors in favor of Lender in connection with the transactions contemplated by the Loan Agreement hereby is amended by adding thereto a new Section 11, as follows:

                  "11. Guarantor acknowledges that Guarantor has made a Guaranty Agreement in favor of Chisholm Energy Partners, L.L.C., a Texas limited liability company, as of February 24, 1999 (the "Chisholm Guaranty Agreement"). Notwithstanding anything in this guaranty or in the Chisholm Guaranty Agreement or in any other document or instrument entered into in connection therewith to the contrary, Guarantor hereby covenants and agrees as follows:

                           "(a) In the event that application of any provision
                  of the Chisholm Guaranty Agreement would result in a right or benefit to Chisholm (as defined therein) greater than the right or benefit that would result to Lender from application of an analogous provision in this guaranty, then, without the necessity of any further action, this guaranty shall be deemed amended to provide Lender with the same right or benefit that would be available to Chisholm from application of such provision of the Chisholm Guaranty Agreement; and

                           "(b) In the event that application of any provision
                  of the Chisholm Guaranty Agreement would result in a right or benefit to Chisholm and this guaranty does not contain an analogous provision, then, without the necessity of any further action, this guaranty shall be deemed amended to provide Lender with the same right or benefit that would be available to Chisholm from application of such provision of the Chisholm Guaranty Agreement."

         (b) The Guarantors heretofore have guaranteed payment of the Indebtedness (as defined in the applicable Guaranty Agreement) and, by its execution and delivery hereof, each of the Guarantors consents unconditionally and irrevocably to the terms and conditions of this Agreement. Each Guarantor further acknowledges and agrees that there are no existing claims, defenses, counterclaims or rights of setoff whatsoever with respect to its Guaranty.


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SECTION 5.  SECURITY AGREEMENTS.

         Each of the Security Agreements respectively entered into by Borrower, Petrovalve International Inc., an Alberta corporation, Petrovalve, Inc., a Delaware corporation, USA Petrovalve, Inc., a Texas corporation, and Turbeco, Inc., a Texas corporation, on the one hand, and TOSI, on the other hand, in connection with the transactions contemplated by the Loan Agreement hereby is amended by adding thereto a new Section 17, as follows:

                  "Section 17. Harmonization with Chisholm Security Agreements. Debtor acknowledges that Debtor has entered into a Security Agreement with Chisholm Energy Partners, L.L.C., a Texas limited liability company, (the "Chisholm Security Agreement"). Notwithstanding anything in this Security Agreement or in the Chisholm Security Agreement or in any other document or instrument entered into in connection therewith to the contrary, Guarantor hereby covenants and agrees as follows:

                           "(a) In the event that application of any provision
                  of the Chisholm Security Agreement would result in a right or benefit to Secured Party (as defined therein) greater than the right or benefit that would result to Lender from application of an analogous provision in this Security Agreement, then, without the necessity of any further action, this Security Agreement shall be deemed amended to provide Lender with the same right or benefit that would be available to Secured Party from application of such provision of the Chisholm Security Agreement; and

                           "(b) In the event that application of any provision
                  of the Chisholm Security Agreement would result in a right or benefit to Secured Party and this Security Agreement does not contain an analogous provision, then, without the necessity of any further action, this Security Agreement shall be deemed amended to provide Lender with the same right or benefit that would be available to Secured Party from application of such provision of the Chisholm Security Agreement."

SECTION 6.  REGISTRATION RIGHTS AGREEMENT.

         Pursuant to Section 4 thereof, the Registration Rights Agreement hereby is amended (with respect to TOSI) by adding thereto a new Section 17, as follows:

                           "17. Harmonization with Chisholm Registration Rights
                  Agreement. The Company and TOSI acknowledge that the Company and Chisholm Energy Partners, L.L.C. have entered into a Registration Rights Agreement dated as of February 24, 1999 (the "Chisholm Registration Rights Agreement"). Notwithstanding anything in this Agreement or in the Chisholm Registration Rights Agreement or in any other document or


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                  instrument entered into in connection therewith to the
                  contrary, the Company and TOSI hereby agree as follows:

                                    "(a) In the event that application of any
                  provision of the Chisholm Registration Rights Agreement would result in a right or benefit to the Holder (as defined therein) greater than the right or benefit that would result to TOSI (in its capacity as a holder of Registrable Securities) from application of an analogous provision in this Agreement, then, as to TOSI and without the necessity of any further action, this Agreement shall be deemed amended to provide TOSI with the same right or benefit that would be available to such Holder from application of such provision of the Chisholm Registration Rights Agreement; and

                                    "(b) In the event that application of any
                  provision of the Chisholm Registration Rights Agreement would result in a right or benefit to the Holder (as defined therein) and this Agreement does not contain an analogous provision, then, as to TOSI and without the necessity of any further action, this Agreement shall be deemed amended to provide TOSI with the same right or benefit that would be available to such Holder from application of such provision of the Chisholm Registration Rights Agreement."

SECTION 7.  FIRST AMENDMENT.

         The First Amendment hereby is amended by deleting in its entirety
Section 10 thereof.

SECTION 8. ACKNOWLEDGMENT OF ACCRUED INTEREST AND OTHER OWED AMOUNTS; NO OFFSETS OR DEFENSES.

         Borrower acknowledges and agrees that, as of the date hereof, the principal sum of US$750,000.00 and accrued but unpaid interest on the Note of US$27,291.67 (the "Accrued Interest"), as well as certain other amounts as specified in the Loan Agreement, including without limitation the amounts specified in Section 4.05 thereof, are due and owing on the Note, and that there are no offsets or defenses to the Indebtedness, or any part thereof, or any claim or counterclaim against Lender arising therefrom.

SECTION 9.  PAYMENT OF ACCRUED INTEREST AND OTHER OWED AMOUNTS.

         Simultaneously with the execution and delivery of this Agreement, Borrower shall pay to Lender in cash (a) all Accrued Interest and (b) US$27,759.95 towards the payment of the Lender Expenses.




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SECTION 10.  LIENS.

         Borrower agrees that the liens evidenced by the Security Instruments, as well as each and every right, title, claim, equity, lien and security interest securing payment of the Indebtedness, are hereby renewed, extended and continued in full force and effect to secure payment of the Indebtedness (including without limitation the Indebtedness evidenced by the Note as amended and extended hereby). All liens and security interests held by Lender (including without limitation under any of the Security Instruments) shall remain first and prior liens and security interests securing payment of the Indebtedness.

SECTION 11.  REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES.

         Each of Borrower and each Guarantor hereby reaffirms to Lender each and every representation and warranty made by it in (as applicable) the Loan Agreement, each Security Instrument, each Guaranty and each other document contemplated thereby, with the same force and effect as if each such representation and warranty were separately stated herein and made as of the date hereof.

SECTION 12.  RELEASE.

         Each of Borrower and each Guarantor, on its own behalf and on behalf of its affiliates, successors and assigns (each a "Releasing Party"), hereby unconditionally, finally and forever releases, compromises and discharges, to the fullest extent allowed by law, Lender and its partners and each of their respective partners, directors, officers, employees, members, trustees, beneficiaries, affiliates, agents and representatives (each a "Released Party") from and against any and all liabilities, obligations, claims, causes of action, debts, damages (including, without limitation, special, incidental, indirect or consequential damages, damages for loss of business profits, business interruption and loss of business information), losses, penalties, fines, disputes, agreements, understandings, costs and expenses (including, without limitation, attorneys' fees, court costs and costs of investigation) of each and every kind whatsoever, whether absolute or contingent, known or unknown, at any time on or prior to the date hereof, directly or indirectly arising from, based upon, relating to or in connection with the Loan Agreement, the Note, the Indebtedness, the Guaranties or the Security Instruments or any transaction contemplated by any of them, including without limitation any claim of breach of fiduciary duty, breach of any duty of fair dealing, breach of funding commitment, breach of confidence, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, usury, violations of the Racketeer Influenced and Corrupt Organizations Act, intentional or negligent infliction of mental or emotional duress or distress, tortious interference with contractual relations, breach of contract, deceptive trade practice, slander, libel or conspiracy (each a "Claim"). Each of Borrower and each Guarantor hereby
(a) acknowledges and agrees that the release set forth in the immediately-preceding sentence is supported by sufficient and adequate consideration received by it under this Agreement, (b) represents and warrants, jointly and severally, to each Released Party that neither it nor any other Releasing Party has assigned or transferred, in whole or in part, any Claim to any Person and (c) agrees unconditionally to indemnify, defend and hold harmless in full each Released Party from and against any and all Claims.


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SECTION 13.  CERTAIN VANCOUVER STOCK EXCHANGE MATTERS.

         The parties understand that the amendment to and extension of the Warrant effected hereby (the "Warrant Amendment"), and the amendment and extension of the period within which Lender may convert the principal amount of the Loan into common shares of Borrower effected hereby (the "Loan Conversion Amendment"), are subject to the approval of the Vancouver Stock Exchange ("VSE"), and that VSE Approval has not yet been obtained. Accordingly, the Company shall promptly take such action as is reasonably required to obtain such VSE approval or to remove the necessity for such VSE approval, including effecting a reverse stock split of its common stock or the delisting of its common stock from the VSE. Notwithstanding anything in this Agreement to the contrary, however, as between the Borrower and the Lender, the Warrant Amendment and the Loan Conversion Amendment shall be in full force and effect and enforceable in accordance with their respective terms.

SECTION 14.  PROVISION OF ADDITIONAL DOCUMENTS.

         Each of Borrower and each Guarantor agrees upon request to execute and deliver to Lender any and all such additional documents and instruments as Lender may deem necessary or appropriate to carry out the purposes and intent of this Agreement.

SECTION 15.  MATERIALITY OF TERMS AND CONDITIONS.

         Each of Borrower and each Guarantor acknowledges and agrees that each and every term and condition of this Agreement is independently material to, and is being relied upon by, Lender, and that Lender would not agree to enter into this Agreement, to amend and extend the maturity date of the Note or otherwise to carry out the transactions contemplated by this Agreement but for each and every such term and condition.

SECTION 16.  REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THIS AGREEMENT.

         Each of Borrower and each Guarantor represents and warrants to Lender that (a) the natural person executing and delivering this Agreement on its behalf has been duly authorized and empowered by all necessary corporate action to execute and deliver this Agreement on behalf of such corporation, (b) this Agreement is a valid and binding obligation of such corporation enforceable against such corporation in accordance with its terms and (c) the execution and delivery of this Agreement does not, and the performance of this Agreement will not, (i) violate or be inconsistent with such corporation's charter documents,
(ii) violate any Governmental Requirement or the rules or regulations of any self-regulatory organization (including without limitation, but subject to the other provisions hereof, the VSE) to which such corporation is subject or (iii) violate or constitute a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any contract or agreement to which such corporation is a party or by which such corporation or any of its assets is or may be bound or affected.



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SECTION 17. CERTAIN UNDEFINED TERMS.

         All capitalized undefined terms used herein shall have the meanings respectively ascribed to them in the Loan Agreement.

SECTION 18.  PAYMENT OF CERTAIN ADDITIONAL EXPENSES.

         Borrower agrees (a) to pay in cash on demand all out-of-pocket expenses incurred by Lender in connection with this Agreement and the transactions contemplated hereby including, without limitation, attorneys' fees and costs and expenses relating to the preparation and filing of an amendment to Lender's
Schedule 13D on file with the Securities and Exchange Commission and (b) that all amounts due and payable to Lender pursuant to clause (a) above shall constitute "Indebtedness" within the meaning of the Loan Agreement, the Security Instruments and the Guaranties.

SECTION 19.  COUNTERSIGNATURE.

         Promptly upon Lender's request, Borrower shall obtain a countersignature to this Agreement, or such other form of acknowledgment or consent satisfactory to Borrower, of Pacific Corporate Trust Company.

SECTION 20.  AGREEMENTS AND INSTRUMENTS TO REMAIN IN FULL FORCE AND EFFECT.

         As amended by this Agreement, the Loan Agreement, the Note and the Warrant, and all other documents relating to the Indebtedness (including without limitation the Loan Agreement, the Security Instruments and the Guaranties), are and shall remain in full force and effect.

SECTION 21.  SEVERABILITY.

         If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to any other Person or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

SECTION 22.  ENTIRE AGREEMENT.

         THIS AGREEMENT AND ALL OTHER DOCUMENTS RELATING TO THE INDEBTEDNESS (INCLUDING WITHOUT LIMITATION THE LOAN AGREEMENT, THE NOTE, THE SECURITY INSTRUMENTS AND THE GUARANTIES, IN EACH CASE, TO THE EXTENT APPLICABLE, AS AMENDED BY THIS AGREEMENT) REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT AMONG THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES RELATING TO THE INDEBTEDNESS.



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         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement for Second Extension and Amendment of Loan Documents on the date first above written, to be effective as of January 14, 1999.

LENDER:                                     BORROWER:

TOSI, L. P., a Texas limited partnership    FLOTEK INDUSTRIES, INC.,
                                              an Alberta corporation
By: Pitman Property Corp.,
     a Texas corporation, General Partner   By: /s/ Jerry D. Dumas
                                                Jerry Dumas, President and Chief
    By: /s/ J. W. Beavers, Jr.                        Executive Officer
        J. W. Beavers, Jr., President

                                            GUARANTORS:

                                            PETROVALVE INTERNATIONAL, INC.,
                                              an Alberta corporation

                                            By: /s/ Jerry D. Dumas
                                                Jerry Dumas, President and Chief
                                                      Executive Officer

                                            PETROVALVE, INC.,
                                              a Delaware corporation

                                            By: /s/ Jerry D. Dumas
                                                Jerry Dumas, President and Chief
                                                      Executive Officer

                                            TURBECO, INC., a Texas corporation

                                            By: /s/ Jerry D. Dumas
                                                Jerry Dumas, President and Chief
                                                      Executive Officer

                                            USA PETROVALVE, INC.,
                                              a Texas corporation

                                            By: /s/ Jerry D. Dumas
                                                Jerry Dumas, President and Chief
                                                      Executive Officer



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